                       [LETTERHEAD OF FREEMAN & DAVIS LLP]

                                                                    May 9, 2001

Indigo Energy, Inc.
535 Westgate Drive
Napa, CA 94558


     Re:  Indigo Energy, Inc. Financial Statements

Gentlemen:

          We consent to the use in the Form 8-K Current Report filed by Indigo Energy, Inc. of our report dated February 28, 2001 relating to the financial statements of Indigo Energy, Inc. for the period ended December 31, 2000.



                                               Very truly yours,


                                           /s/ FREEMAN & DAVIS LLP